Exhibit 99.1

February 8, 2022 4:30 PM EST

Air Industries Group to Present at 2nd Annual Winter Wonderland Best Ideas Investor Conference on Wednesday, February 9, 2022

Bay Shore, N.Y.--(BUSINESS WIRE)--Air Industries Group (NYSE American: AIRI), an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense, has been invited to present at the Winter Wonderland Best Ideas Virtual Investor Conference, which is being held on February 8-11, 2022.

Air Industries’ management is scheduled to present on Wednesday, February 9 at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) with one-on-one meetings to be held throughout the conference.

The event can be accessed at: https://www.webcaster4.com/Webcast/Page/2840/44611

About the 2nd Annual Winter Wonderland Best Ideas Virtual Conference

The Winter Wonderland Best Ideas Virtual Conference, presented by Issuer Direct, will take place on February 8-11, 2022. Dozens of public companies will be presenting via virtual webcast to a global investor audience. More information and instructions on registering for the webcast can be found at: https://microcaprodeo.com/

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (NYSE American: AIRI) is an integrated manufacturer of precision assemblies and components for leading aerospace and defense prime contractors and original equipment manufacturers. The Company is a Tier 1 supplier to aircraft Original Equipment Manufacturers and a Prime Contractor to the U.S. Department of Defense, and is highly regarded for its expertise in designing and manufacturing parts and assemblies that are vital for flight safety and performance.

Additional information about the Company can be found in its filings with the SEC.

Forward Looking Statements

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group

Investor Relations

Michael Recca - CFO

631.328.7078

ir@airindustriesgroup.com